

GLACIER BANCORP, INC.
Montana, Idaho, Utah, Washington, Wyoming, Colorado, Arizona & Nevada

GLACIER BANCORP, INC.

Acquisition of

State Bank Corp.

STATE BANK OF ARIZONA

September 30, 2019

Forward-Looking Statements

This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results (express or implied) or other expectations in the forward-looking statements, including those set forth in this presentation: 1) the risks associated with lending and potential adverse changes of the credit quality of loans in the Company’s portfolio; 2) changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System or the Federal Reserve Board, which could adversely affect the Company’s net interest income and profitability; 3) legislative or regulatory changes, including increased banking and consumer protection regulation that adversely affect the Company’s business; 4) ability to complete pending or prospective future acquisitions, limit certain sources of revenue, or increase cost of operations; 5) costs or difficulties related to the completion and integration of acquisitions; 6) the goodwill the Company has recorded in connection with acquisitions could become impaired, which may have an adverse impact on earnings and capital; 7) reduced demand for banking products and services; 8) the reputation of banks and the financial services industry could deteriorate, which could adversely affect the Company's ability to obtain (and maintain) customers; 9) competition among financial institutions in the Company's markets may increase significantly; 10) the risks presented by continued public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow the Company through acquisitions; 11) the projected business and profitability of an expansion or the opening of a new branch could be lower than expected; 12) consolidation in the financial services industry in the Company’s markets resulting in the creation of larger financial institutions which may have greater resources could change the competitive landscape; 13) dependence on the CEO, the senior management team and the Presidents of Bank divisions; 14) potential interruption or breach in security of the Company’s systems and technological changes which could expose us to new risks (e.g., cybersecurity), fraud or system failures; 15) natural disasters, including fires, floods, earthquakes, and other unexpected events; 16) the Company’s success in managing risks involved in the foregoing; and 17) the effects of any reputational damage to the Company resulting from any of the foregoing. Please take into account that forward-looking statements speak only as of the date of this presentation. Given the described uncertainties and risks, the Company cannot guarantee its future performance or results of operations and you should not place undue reliance on these forward-looking statements. The Company does not undertake any obligation to publicly correct, revise, or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement, except as required under federal securities laws.

Transaction Overview

- Glacier Bancorp, Inc. ("GBCI") (NASDAQ: GBCI) will acquire State Bank Corp. ("SBC") (OTC Pink: SBAZ), the bank holding company for State Bank of Arizona (the "Bank"), a community bank headquartered in Lake Havasu City, Arizona
  - The Bank is the oldest and largest community bank headquartered in Arizona
  - Represents Glacier's 23rd acquisition since 2000 and its 12th announced transaction in the past seven years
- Pricing metrics, deal structure, and conservative assumptions reflective of Glacier's consistent, disciplined approach to acquisitions
  - Conservative cost saving assumptions
- SBC shareholders will receive 0.3706 shares of GBCI stock and $1.69 per share in cash for each SBC share
  - Based on the closing price of $40.43 for Glacier shares on September 27, 2019, the transaction would result in an aggregate value of $135.3 million(1), or $16.67 per share
- Opportunity to establish a leading community bank in Arizona
  - State Bank Corp, combined with Glacier's existing Foothills Bank Division, will cover all major markets in Arizona
    - $1 billion banking franchise in Arizona
  - Strong asset quality
  - Attractive cost of deposits of 0.53% in the second quarter of 2019
    - ~96% of deposits are core (2)
  - Strong loan yield of 5.63% in the second quarter of 2019
  - Loan portfolio is well-positioned to withstand the volatile interest rate environment

Source: S&P Global.
(1) Based on 8,114,823 shares outstanding as of June 30, 2019, including restricted stock.
(2) Total deposits less time deposits greater than $250,000.

Strategic Rationale

- Acquisition consistent with Glacier's long-term strategy of buying good banks in good markets with good people
- Combination with our Foothills Bank Division creates the leading community bank in the state of Arizona
  - The combined entity will operate as Foothills Bank
  - Continues Foothills' over 20 years of serving Arizona communities
- Opportunity to increase market share in one of the fastest growing states in the US
  - Transaction moves Glacier to the number 15 position based on deposit market share in Arizona (out of 60+ banks statewide)(1)
  - Leading community bank franchise in Arizona



North Cascades Bank
Glacier Bank
First Security Bank
First Bank of Montana
Mountain West Bank
First Security Bank
Division of Glacier Bank
Valley Bank
Division of Glacier Bank
Western Security Bank
Citizens Community Bank
A Friend You Can Talk To
FirstBank
Division of Glacier Bank
Heritage Bank of Nevada
First State Bank
Your First Choice in Banking
Division of Glacier Bank
First National Bank
Collegiate Peaks Bank
Bank of the San Juans
Foothills Bank
Division of Glacier Bank
State Bank Corp.
WA
MT
ID
WY
NV
UT
CO
AZ

Source: S&P Global.
(1) Per FDIC Summary of Deposits as of June 30, 2019.

Arizona's Attractive Profile

- <u>Arizona has Experienced Exceptional Growth</u>
  - ✓ Arizona's real GDP increased by 4% in 2018, the 4th fastest growth rate in the nation
  - ✓ 3rd in the U.S. for economic momentum in 2018
  - ✓ 4th in the U.S. for population growth in 2018
  - ✓ Prescott, AZ is 5th among fastest-growing small metro areas in the U.S.
- <u>Access to Major World Markets</u>
  - ✓ Immediate access to California, Texas and Mexico
  - ✓ Trucks originating in Arizona are capable of reaching 65 million people in a one-day drive
  - ✓ Phoenix Sky Harbor International Airport transports more than 800 tons of cargo daily and more than 300 thousand tons annually
- <u>Arizona is Business- Friendly</u>
  - ✓ Ranked 7th for Best State to Do Business by *Chief Executive* in 2019
  - ✓ Quality Jobs Tax Credit
    - Offers a state income tax credit of up to $9,000 over a three-year period for each net new quality job
  - ✓ Arizona Job Training Program
    - Offers job specific reimbursement of up to 75% of eligible training expense for net new jobs

The Fortune 500's Footprint in Arizona

REPUBLIC SERVICES

Magellan HEALTH

ON Semiconductor

AVNET Reach Further™

Insight

FREEPORT-MCMORAN

Source: www.azgovernor.gov; www.census.gov; www.azcommerce.com; www.fortune.com; www.chiefexecutive.net; www.prescott.org

State Bank Corp. Overview

- **Complementary geographic fit with Foothills Bank Division establishes a leadership position in the market**



Hualapai I.R.
Painted Desert
Kaibab National Forest
Flagstaff
Kingman
Coconino National Forest
Holbrook
Cottonwood
Prescott
Lake Havasu City
ARIZONA
Tonto National Forest
Fort Apache I.R.
Phoenix
Mesa
Globe
San Carlos I.R.
Kofa N.W.R.
Gila River I.R.
Sonoran Desert National Monument
Casa Grande
Safford
Yuma
Sonoran Desert
Tohono O'Odham Indian Reservation
Ironwood Forest National Monument
Coronado National Forest
Cabeza Prieta National Wildlife Refuge
Organ Pipe Cactus
Tohono O'odham Indian Reservation
Tucson

- Foothills Bank Division (7 branches)
- SBC (10 branches)



Prescott Valley
Prescott Lakes Pkwy
Yavapai Indian Reservation
Diamond Valley
Prescott



State Bank Corp.
BANK OF THE YEAR
2018
WESTERN INDEPENDENT BANKERS.
A DIVISION OF THE WESTERN BANKERS ASSOCIATION

Q2 2019 FINANCIAL HIGHLIGHTS		
Headquarters	Lake Havasu City, AZ	
Branches	10	
Total Assets	$678,570	
Total Loans	413,636	
Deposits	591,989	
Loans / Deposits	69.9	%
Cost of Deposits	0.53	
ROAA	1.25	%
ROAE	13.07	
Net Interest Margin	3.84	
Efficiency Ratio	60.7	
NPAs / Assets	0.36	%
Reserves / NPAs	188.2	
Reserves / Loans	1.10	
TCE / TA	9.47	%
Tier 1 Capital Ratio (1)	13.91	
Total Capital Ratio (1)	14.83	

Note: All dollars in thousands.
Source: S&P Global.
(1) Capital ratios per bank-level regulatory financials as of June 30, 2019.

Establishing Leadership in Arizona

- State Bank Corp. is the largest community bank, and second largest bank, headquartered in Arizona by deposits
- Money center banks control approximately 75% of the Arizona banking market
- Total deposits in Arizona grew 7.7% annually through June 2019
- Opportunity for Glacier to expand its current Arizona footprint and gain meaningful market share in the state
  - Pro forma company will have a presence in the top 6 Arizona MSAs by deposit market share and leadership in 3: Prescott Valley, Yuma and Lake Havasu City

Arizona Deposit Market Share

Rank					
Total	AZ HQ	Institution (State)	Number of Branches	Deposits in Market ($mm)	Market Share (%)
1	-	JPMorgan Chase & Co. (NY)	231	$33,258	23.6
2	-	Wells Fargo & Co. (CA)	225	30,465	21.6
3	-	Bank of America Corporation (NC)	130	24,790	17.6
4	1	Western Alliance Bancorp (AZ)	10	9,552	6.8
5	-	Mitsubishi UFJ Financial	1	7,646	5.4
6	-	BBVA	63	5,154	3.7
7	-	Zions Bancorp. NA (UT)	58	5,086	3.6
8	-	Bank of Montreal	50	4,068	2.9
9	-	U.S. Bancorp (MN)	73	2,261	1.6
10	-	Midland Financial Co. (OK)	22	1,917	1.4
11	-	New York Community Bancorp (NY)	14	1,419	1.0
12	-	Washington Federal Inc. (WA)	31	1,346	1.0
13	-	BOK Financial Corp. (OK)	5	1,318	0.9
14	-	BNP Paribas	17	1,315	0.9
		Pro Forma Company[1]	**17**	**923**	**0.7**
15	-	UMB Financial Corp. (MO)	7	847	0.6
16	-	Northern Trust Corp. (IL)	3	715	0.5
17	-	Heartland Financial USA Inc. (IA)	8	647	0.5
18	**2**	**State Bank Corp (AZ)**	**10**	**592**	**0.4**
19	-	FirstBank Holding Co. (CO)	15	560	0.4
20	-	CIT Group Inc. (NY)	7	511	0.4
28	**-**	**Glacier Bancorp Inc. (MT)**	**7**	**331**	**0.2**
		Total Institutions in Market	**1,148**	**141,052**	

Source: S&P Global. FDIC Summary of Deposits as of June 30, 2019.
(1) Pro Forma Company does not include any purchase accounting adjustments.

Transaction Multiples and Pro Forma Impact

Transaction Value[(1)]	$135.3 million, or $16.67 per share
Transaction Value / Tangible Book Value	212%
Transaction Value / Last Twelve Months Earnings	15.6x
Transaction Value / Projected 2019 Earnings[(2)]	15.2x
Transaction Value / Projected 2019 Earnings w/ Cost Savings[(2,3)]	11.0x
Projected 2020 EPS Accretion[(2)] *(75% Cost Saving Phase-In)*	1.02% / $0.02 per share
Projected 2021 EPS Accretion[(2)] *(100% Cost Saving Phase-In)*	1.45% / $0.04 per share
TBV Per Share Dilution At Close[(4)]	(0.56%) / ($0.09) per share
TBV Per Share Payback Period *(Crossover method)*	1.9 years
Internal Rate of Return	15%+

Note: SBC data as of June 30, 2019 unless otherwise noted.
(1) Based on GBCI closing price of $40.43 as of September 27, 2019.
(2) Based on Street earnings estimates for GBCI and SBC management estimates.
(3) For illustrative purposes, includes 100% phase-in of cost savings.
(4) Inclusive of all estimated restructuring charges.

Transaction Overview and Assumptions

Transaction Value[1]	▪ $135.3 million to common shareholders[1], or $16.67 per share
Consideration Mix	▪ 90% stock / 10% cash to common shareholders [1] ▪ 0.3706 shares of Glacier stock and $1.69 in cash for each SBC share
Collars[2]	▪ Fixed Exchange Ratio with collars set between $34.97 and $47.31
Loan Mark	▪ 2.0% gross loan mark
Core Deposit Intangible	▪ 2.0% of non-time deposits ▪ Amortized over 10 years using the sum-of-the-years digits methodology
Cost Savings	▪ Cost savings of 24.0% of SBC's non-interest expense base ▪ 75% phased-in during in 2020 and 100% thereafter
Durbin Impact	▪ Estimated reduction in SBC's interchange income of $369 thousand due to compliance with the Durbin Amendment
Net Interest Margin	▪ Conservatively modeled lower net interest margin as a response to a lower interest rate backdrop
Restructuring Charges[3]	▪ One-time transaction costs of approximately $6.7 million, after-tax
Minimum Tangible Equity	▪ $63.6 million at closing ▪ Excess capital, net of any adjustments for SBC's Final Transaction Related Expenses, to be paid to SBC shareholders prior to closing
Expected Closing	▪ Late in the Fourth Quarter 2019 or early in the First Quarter 2020

(1) Based on GBCI closing price of $40.43 as of September 27, 2019.
(2) Please refer to the Plan and Agreement of Merger for complete terms relating to stock collars and termination rights.
(3) Including employment and benefits plan costs, data processing conversion costs and penalties, and combined professional and advisory fees.

Concluding Observations

- Transaction is a unique opportunity to expand Glacier's Foothills Division's existing Arizona footprint to create a $1 billion banking Division in Arizona
  - This will become Glacier's 5th banking Division with assets in excess of $1 billion
- State Bank Corp. continues Glacier's tradition of adding high quality community banks that fit the Glacier banking model
- Arizona is a highly attractive growth market
  - Transaction results in presence in the top 6 Arizona MSAs by deposit market share and leadership in 3: Prescott Valley, Yuma and Lake Havasu City
- Pricing metrics, deal structure, and conservative assumptions reflective of Glacier's consistent, disciplined approach to acquisitions
- State Bank Corp. management and staff provide Foothills Bank with additional leadership in Arizona and further strengthen lending talent, deep market knowledge, and strong customer relationships
- Transaction will further enhance Glacier's long-term track record of creating shareholder value

Additional Information and Where to Find It

This presentation relates to the proposed merger transaction involving GBCI and SBC. This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities.

In connection with the proposed merger transactions, GBCI will file with the SEC a Registration Statement on Form S-4 (the "Registration Statement") that will include a Proxy Statement of SBC and a Prospectus of GBCI, as well as other relevant documents concerning the proposed transaction. Shareholders of SBC are urged to read carefully the Registration Statement and the Proxy Statement/Prospectus included therein regarding the proposed merger transactions when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Proxy Statement/Prospectus included in the Registration Statement, as well as other filings containing information about GBCI, may be obtained at the SEC's Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from GBCI at www.glacierbancorp.com under the tab "SEC Filings" or by requesting them in writing or by telephone from GBCI at: Glacier Bancorp, Inc., 49 Commons Loop, Kalispell, Montana 59901, ATTN: Corporate Secretary; Telephone (406) 751-7706.

GBCI and SBC and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of SBC in connection with the proposed merger transactions. Information about the directors and executive officers of GBCI is set forth in the proxy statement for GBCI's 2019 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 14, 2019. Additional information regarding the interests of those participants and other persons who may be deemed participants may be obtained by reading the Proxy Statement/Prospectus included in the Registration Statement and other relevant documents regarding the proposed merger transactions filed with the SEC when they become available. Copies of these documents may be obtained free of charge from the sources described above.



GLACIER BANCORP, INC.
Montana, Idaho, Utah, Washington, Wyoming, Colorado, Arizona & Nevada